EXHIBIT 99.1
GENAISSANCE PHARMACEUTICALS, INC.
For the Quarter Ended September 30, 2005
Index

Financial Statements (unaudited)

Condensed Consolidated Balance Sheets as of September 30, 2005 and December 31, 2004

Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2005 and 2004

Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2005 and 2004

Notes to Unaudited Condensed Consolidated Financial Statements

GENAISSANCE PHARMACEUTICALS, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share data)

	September 30,	December 31,
	2005	2004

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,155	$9,174
Restricted cash	224	213
Accounts receivable, net	5,603	4,596
Taxes receivable	321	652
Inventory	524	606
Other current assets	620	675

Total current assets	8,447	15,916

PROPERTY AND EQUIPMENT, net	7,837	9,182
DEFERRED FINANCING COSTS, net	151	216
INVESTMENT IN AFFILIATE	1,186	1,186
GOODWILL	12,286	12,286
OTHER INTANGIBLES, net	10,703	11,153
OTHER ASSETS	95	99

Total assets	$40,705	$50,038

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$601	$3,648
Accounts payable	1,033	1,472
Accrued expenses	3,269	2,929
Accrued dividends	1,208	1,260
Current portion of deferred revenue	1,600	1,789

Total current liabilities	7,711	11,098

LONG-TERM LIABILITIES:
Long-term debt, net of current portion and discount	6,767	3,692
Deferred revenue, net of current portion	2,252	2,791
Deferred tax liabilities	1,327	1,327
Other long-term liabilities	2,691	2,330

Total long-term liabilities	13,037	10,140

COMMITMENTS AND CONTINGENCIES

SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK:
460 authorized, issued and outstanding shares at September 30, 2005 and December 31, 2004; $.001 par value	9,956	9,698

STOCKHOLDERS’ EQUITY:
Preferred stock, 540 authorized shares at September 30, 2005 and December 31, 2004; no shares issued or outstanding except for series A included above	—	—
Common stock, 58,000 authorized shares at September 30, 2005 and December 31, 2004; $.001 par value; 35,710 and 34,708 shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively	36	35
Additional paid-in capital	255,357	252,945
Accumulated deficit	(244,919)	(233,522)
Deferred compensation	(359)	(374)
Accumulated other comprehensive (loss) income	(114)	18

Total stockholders’ equity	10,001	19,102

Total liabilities, redeemable convertible preferred stock, and stockholders’ equity	$40,705	$50,038

The accompanying notes are an integral part of these condensed consolidated financial statements.

GENAISSANCE PHARMACEUTICALS, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

REVENUES:
License and research	$2,328	$2,840	$7,246	$8,261
Laboratory services	3,207	2,787	8,907	6,449

Total revenue	5,535	5,627	16,153	14,710

OPERATING EXPENSES:
Cost of laboratory services	2,028	2,040	6,010	4,887
Research and development	2,576	4,723	8,850	15,863
Selling, general and administrative	4,778	3,522	11,929	9,546

Total operating expenses	9,382	10,285	26,789	30,296

Loss from operations	(3,847)	(4,658)	(10,636)	(15,586)

OTHER INCOME (EXPENSE):
Other income, net	54	39	131	123
Interest expense	(290)	(168)	(858)	(523)
Write-down of investment in affiliate	—	(1,003)	—	(1,003)

Loss before income taxes and equity in loss of affiliate	(4,083)	(5,790)	(11,363)	(16,989)

Income tax (expense) benefit	—	(47)	(34)	60

Equity in loss of affiliate	—	(150)	—	(450)

Net loss	(4,083)	(5,893)	(11,397)	(17,379)

WARRANT ISSUANCE EXPENSE	—	—	—	(833)
PREFERRED STOCK DIVIDENDS AND ACCRETION	(139)	(134)	(366)	(355)
BENEFICIAL CONVERSION FEATURE OF PREFERRED STOCK AND WARRANT	—	—	—	(46)

Net loss attributable to common stockholders	$(4,222)	$(6,027)	$(11,763)	$(18,613)

Net loss per common share, basic and diluted	$(0.12)	$(0.20)	$(0.34)	$(0.66)

Weighted average shares used in computing net loss per common share	34,783	30,739	34,697	28,012

The accompanying notes are an integral part of these condensed consolidated financial statements.

GENAISSANCE PHARMACEUTICALS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended
	September 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,397)	$(17,379)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,073	4,264
Stock-based compensation	1,164	440
Non-cash research and development expense paid with equity	—	1,276
Write-down of investment in equity of affiliate	—	1,453
Changes in assets and liabilities:
Accounts receivable	(1,007)	(1,121)
Taxes receivable	331	728
Inventory and other current assets	82	672
Other assets	4	371
Accounts payable	(439)	(590)
Accrued expenses	340	(1,055)
Deferred revenue	(728)	(1,138)
Other long-term liabilities	361	—

Net cash used in operating activities	(8,216)	(12,079)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received through acquisition, net of transaction costs	—	300
Purchases of property and equipment	(669)	(1,291)
Investment in affiliate	—	(108)
Increase in restricted cash	(11)	—
Proceeds from sales of marketable securities	—	8,751

Net cash provided by investing activities	(680)	7,652

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock and exercise of warrant	272	5,133
Proceeds from long-term debt	4,500	—
Repayment of long-term debt	(3,432)	(1,744)
Financing costs	(123)	—
Preferred stock dividends paid	(207)	(84)

Net cash provided by financing activities	1,010	3,305

Effect of exchange rate changes on cash	(133)	—

NET DECREASE IN CASH AND CASH EQUIVALENTS	(8,019)	(1,122)

CASH AND CASH EQUIVALENTS, beginning of period	9,174	8,033

CASH AND CASH EQUIVALENTS, end of period	$1,155	$6,911

SUPPLEMENTAL DISCLOSURE AND NON-CASH ACTIVITIES:
Interest paid	$656	$422
Income taxes paid	$48	$504
Issuance of restricted shares, net of forfeitures	$1,126	$—
Issuance of warrants in connection with debt financing	$1,405	$—
Issuance of common stock for services and licenses	$—	$1,306
Issuance of stock, options and warrants in connection with the acquisitions	$—	$23,406
The accompanying notes are an integral part of these condensed consolidated financial statements.

GENAISSANCE PHARMACEUTICALS, INC.
Notes to Unaudited Condensed Consolidated Financial Statements
For the Quarter Ended September 30, 2005
(Amounts in thousands, except per share data)
(1)	BASIS OF PRESENTATION

Genaissance Pharmaceuticals, Inc., together with its subsidiary, Lark Technologies, Inc. (Genaissance or the Company), develops innovative products based on its proprietary pharmacogenomic technology and has a revenue-generating business in DNA and pharmacogenomic products and services. The Company also markets its proprietary FAMILION Test, a genetic test for cardiac channelopathies that is compliant with the Clinical Laboratory Improvement Amendments, or CLIA. The FAMILION Test is designed to detect mutations responsible for causing familial Long QT (LQT) and Brugada Syndromes, two causes of sudden cardiac death. The Company’s product development strategy is focused on drug candidates with promising clinical profiles and finding genetic markers to identify a responsive patient population. This strategy is designed to enable the Company to leverage existing clinical data and, thus, reduce the costs and risks associated with traditional drug development and increase the probability of clinical success and commercialization.

The accompanying condensed consolidated financial statements of the Company were prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the Company’s audited financial statements and related footnotes for the year ended December 31, 2004, included in its Annual Report on Form 10-K (File No. 000-30981). The unaudited condensed consolidated financial statements include, in the opinion of management, all adjustments, including the elimination of all significant intercompany transactions, which are necessary to present fairly the Company’s consolidated financial position as of September 30, 2005, and the results of its operations for the three and nine months ended September 30, 2005 and 2004, respectively. The results of operations for such interim periods are not necessarily indicative of the results to be achieved for the full year.

The Company operates in an environment of rapid change in technology and has substantial competition from companies developing genomic-related technologies. In addition to the normal risks associated with a business venture, there can be no assurance that the Company’s technologies will be successfully used, that the Company has or would obtain adequate protection for intellectual property or that any of its products would be commercially viable. The Company has incurred substantial losses to date and expects to incur substantial expenditures in the foreseeable future to fund its research and development and commercialize its products.

Reclassifications

Certain 2004 amounts were reclassified to conform to the 2005 presentation.

(2)	MERGER WITH CLINICAL DATA, INC.

On June 21, 2005, the Company entered in to a merger agreement with Clinical Data and a wholly owned subsidiary of Clinical Data, pursuant to which Genaissance would become a wholly owned subsidiary of Clinical Data in a stock-for-stock merger to be accounted for as a purchase transaction whereby each Genaissance common stockholder would receive 0.065 shares of Clinical Data common stock for each share of Genaissance common stock held and Genaissance series A preferred stock would convert into a new class of Clinical Data preferred stock. The transaction is valued at approximately $58,200, including the assumption of debt. The accompanying condensed consolidated financial statements do not reflect any effects of this agreement. Reference is made to the joint proxy statement/prospectus, which forms a part of the Registration Statement on Form S-4 filed by Clinical Data on August 5, 2005, for a full description of the background, reasons for and terms of the proposed merger with Clinical Data.

On October 6, 2005, the merger agreement was approved by the stockholders and the transaction was closed. Also, see Note 17.

(3)	ACQUISITION OF LARK TECHNOLOGIES

On April 1, 2004, Genaissance acquired Lark in a stock-for-stock merger accounted for as a purchase transaction. The total cost of the acquisition was approximately $24,486. The purchase price was allocated to the tangible and identifiable intangible assets of Lark acquired by Genaissance and the liabilities assumed by Genaissance on the basis of their fair values on the acquisition date.

The results of operations of Lark are included in the Company’s condensed consolidated statements of operations since the date of acquisition. Supplemental pro forma disclosure of results of operations for the nine months ended September 30, 2004 as though the merger had been completed as of January 1, 2004, are as follows:

Revenue	$16,571
Operating loss	(16,432)
Net loss attributable to common stockholders	(19,486)
Loss per share	$(0.62)

The financial statements of the Lark’s U.K. facility are measured using the local currency as the functional currency. Assets and liabilities of the U.K. facility are translated at the rates of exchange at the balance sheet date. The resulting translation adjustments are recorded as a separate component of stockholders’ equity and are included in other comprehensive income (loss) (see Note 14). Income and expense items are translated at average monthly rates of exchange.

Laboratory services revenue for the U.K. facility totaled approximately $496 and $1,507 for the three and nine months ended September 30, 2005, respectively.

(4)	EARNINGS PER SHARE

The Company computes and presents net loss per share in accordance with Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per Share. There is no difference in basic and diluted net loss per common share because the effect of the convertible preferred stock, stock options and warrants would be anti-dilutive for all periods presented. The outstanding series A convertible preferred stock, stock options and warrants (prior to application of the treasury stock method) would entitle holders to acquire 16,553 and 10,986 shares of common stock at September 30, 2005 and 2004, respectively.

(5)	DEFERRED COMPENSATION

In January 2005, the Company issued 527 shares of restricted stock to certain of its employees under its 2000 Amended and Restated Equity Incentive Plan. The shares of restricted stock vest fully in February 2006. The Company recorded deferred compensation based on the fair market value of the stock on the date of grant and is recognizing the expense, net of cancellations, ratably over the period from the date of grant to the vesting date. Also, see Note 17.

(6)	REVENUE RECOGNITION

The Company earns its revenues primarily through the licensing of its HAP Technology and by providing molecular biology services. The Company recognizes revenue associated with molecular biology services, which are included in laboratory service revenue in the accompanying condensed consolidated statements of operations, in accordance with Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition (which supersedes SAB No. 101, Revenue Recognition in Financial Statements) as the services are performed provided that persuasive evidence of an arrangement exists, the price is fixed and determinable and collectibility is reasonably assured.

In accordance with SAB No. 104 and Emerging Issues Task Force Issue 00-21, the Company generally recognizes license fees over the term of the agreement and research fees as the research is performed. For agreements with multiple deliverables, revenue is not recognized unless the fair value of the undelivered elements can be determined and the elements delivered have stand-alone value to the customer. Future milestones and royalties received under these agreements, if any, will be recognized, provided that the milestone is substantive and a culmination of the earnings process has occurred.

Deferred revenue results when consideration is received or amounts are receivable in advance of revenue recognition. Deferred revenue related to license agreements is generally recognized over the license period. For license agreements, which contain early termination provisions, the Company recognizes revenue upon the expiration of the termination provisions for the period from the original license date to the date the early termination provisions expire.

(7)	RECENTLY ISSUED ACCOUNTING STANDARDS

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, which replaces Accounting Principles Board Opinions No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements-An Amendment of APB Opinion No. 28. SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company is currently evaluating the effect that the adoption of SFAS No. 154 will have on its consolidated financial statements but does not expect it to have a material impact.

In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment. The new rule requires that the compensation cost relating to share-based payment transactions be recognized in financial statements based on the fair value of the equity or liability instruments issued. In April 2005, the SEC announced a deferral of the effective date of SFAS No. 123(R) to be the first annual reporting period starting after December 15, 2005. The Company routinely uses share-based payment arrangements as compensation for its employees. The Company is in the process of evaluating the impact of the adoption of SFAS No. 123(R) but believes it will have a material impact on its consolidated financial statements. At the present time, the Company has not yet determined which valuation method it will use.

(8)	GOODWILL AND INTANGIBLE ASSETS

Goodwill and identifiable intangible assets, recorded in the condensed consolidated balance sheet of the Company, are comprised of the following as of September 30, 2005:

	Gross	Accumulated
	Amount	Amortization
Amortizable intangible assets:
Patents acquired	$868	$(282)
Lark customer relationships	7,200	(720)

Unamortizable intangible assets:
Lark trade name	3,500	—
Lark GLP certification	137	—
Lark goodwill	12,286	—

Total	$23,991	$(1,002)

Amortization expense was approximately $150 for each of the three months ended September 30, 2005 and 2004 and $450 and $330 for the nine months ended September 30, 2005 and 2004, respectively.

The expected amortization expense for the current and each of the next four years is as follows:

Fiscal 2005 (remaining)	$150
Fiscal 2006	599
Fiscal 2007	599
Fiscal 2008	559
Fiscal 2009	535
(9)	ACCOUNTING FOR STOCK-BASED COMPENSATION

At September 30, 2005, the Company had one stock-based compensation plan, which is accounted for under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations.

The following table illustrates the effect on net income and earnings per share, if the Company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation for the three and nine months ended September 30, 2005 and 2004, respectively:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Net loss applicable to common stockholders, as reported	$(4,222)	$(6,027)	$(11,763)	$(18,613)
Add — Stock-based employee compensation expense included in reported net loss	397	23	1,164	87
Deduct — Total stock-based employee compensation expense determined under fair value based method for all awards	(800)	(1,810)	(2,441)	(3,984)

Pro forma net loss applicable to common stockholders	$(4,625)	$(7,814)	$(13,040)	$(22,510)

Net loss per share:
Basic and diluted — as reported	$(0.12)	$(0.20)	$(0.34)	$(0.66)

Basic and diluted — pro forma	$(0.13)	$(0.25)	$(0.38)	$(0.80)

(10)	SIGNIFICANT CUSTOMERS

For the nine months ended September 30, 2004, revenue from two customers accounted for 28% of the Company’s total revenue. For the nine months ended September 30, 2005, there was no significant customer accounting for 10% or more of the Company’s total revenue. One customer accounted for 10% of the Company’s accounts receivable balance as of September 30, 2005.

(11)	INVESTMENT IN AFFILIATE

In November 2003, the Company entered into several agreements with Sciona Inc. (Sciona, formerly known as Sciona Limited), whereby the Company granted a technology license (Technology License) to Sciona in exchange for a 37% equity interest (30% on a fully diluted basis) in Sciona (Investment). In September 2004, Sciona closed an equity financing, which diluted the Company’s holdings to 13% (11% on a fully diluted basis). As a result, the Company changed its method of accounting for the investment from the equity method to the cost method, and the Company no longer records its percentage interest in the results of operations of Sciona. In February 2005, Sciona closed an additional equity financing, which further diluted the Company’s holdings to 9% (7% on a fully diluted basis). The Technology License grants Sciona an exclusive license to the Company’s HAP Technology for consumer tests, as defined in the Technology License, for a period of five years. Sciona is obligated to pay to the Company specified royalties and service fees, subject to minimum payments. The Company was also granted specified rights to develop genotyping assays and perform genetic tests.

Deferred revenue resulting from the Technology License and the accompanying investment were recorded based upon the approximate $2,600 estimated fair value of the equity in Sciona as of the date of the Technology License. The excess of the Investment, over the underlying fair value of the net assets of Sciona, is considered to be unamortizable goodwill. Deferred revenue is being amortized into income over the term of the Technology License. The accompanying condensed consolidated statements of operations include approximately $130 and $385 of license revenue recognized from the amortization of deferred revenue during the three and nine months ended September 30, 2005, respectively. The revenue recognized represents the ratable portion of the Technology License fee for the three and nine months ended September 30, 2005, respectively, as a result of Sciona meeting the specified milestones. The accompanying condensed consolidated statements of operations also include license and research revenues for the three months ended September 30, 2005 and 2004, of approximately $375 and $108, respectively, and for the nine months ended September 30, 2005 and 2004, of approximately $1,125 and $192, respectively. Also, see Note 17.

(12)	LONG-TERM DEBT

The Company entered into financing agreements (the Agreements) with Connecticut Innovations, Inc., a stockholder of the Company, to finance certain leasehold improvements and other costs associated with the Company’s facility in New Haven. The Agreements provide for payments of principal and interest based on a 120-month amortization, with final balloon payments due in March 2009 through June 2011. Borrowings under the Agreements are collateralized by the related leasehold improvements. Management believes that the Company is in compliance with all covenants of the Agreements as of September 30, 2005.

In April 2005, the Company entered into a Note and Warrant Purchase Agreement with Xmark, pursuant to which, the Company issued the Note to Xmark in the aggregate principal amount of $4,500. The Note, which is payable on April 21, 2007, bears interest at 5% and is secured by substantially all of the Company’s assets, excluding among other assets, the Company’s intellectual property. Under the terms of the Note, the Company is required to prepay the Note upon the occurrence of certain events, including the sale of the Company’s assets, as defined. In addition, the Company issued Xmark warrants to purchase an aggregate of 2,000 shares of the Company’s common stock at an exercise price of $2.25 per share. The fair value of the warrants was estimated to be approximately $1,405 and was recorded as a discount on the amount borrowed. The discount will be accreted over the repayment term. Accordingly, the Company recorded approximately $293 in interest expense in the accompanying condensed consolidated statement of operations. The exercise price per share is subject to adjustment in certain circumstances if there is a balance outstanding under the Note on or after September 18, 2005 and the Company issues securities for less than $2.25 per share. The warrants also provide for an equitable adjustment to the exercise price and number and type of securities purchasable upon exercise of the warrant in certain circumstances, including the proposed merger transaction with Clinical Data. Concurrent with signing the Note, the Company terminated its Loan and Security Agreement with Comerica and repaid all outstanding principal and interest due to Comerica.

In September 2003, the Company entered into a $5,000 Loan and Security Agreement with Comerica, which was subsequently terminated with all outstanding principal and interest being repaid in April 2005. Under the terms of the agreement, the Company was required to satisfy certain financial covenants, including a minimum cash balance and a minimum quick ratio, as defined by the agreement. Due to the uncertainty surrounding future debt covenant compliance at December 31, 2004, the Company classified the Comerica debt as current in the accompanying condensed consolidated balance sheet as of December 31, 2004.

(13)	PREFERRED STOCK

In October 2003, the Company sold 270 shares of series A preferred stock (Series A), $0.001 par value per share, to RAM Trading, Ltd. (RAM) for $22.50 per share, resulting in proceeds of approximately $5,925, net of issuance costs of approximately $150. In connection therewith, the Company issued RAM a warrant to purchase an additional 190 shares of Series A through December 31, 2005, at $22.50 per share, which RAM exercised on June 30, 2004, resulting in gross proceeds to the Company of $4,275. In connection with the exercise of the warrant, the Company granted an affiliate of RAM a warrant to purchase approximately 262 shares of common stock at the then fair market value of $4.17 per share.

The Series A shares and the Series A warrant were initially recorded at their relative fair market values of approximately $5,195 and $880, respectively. As a result of the put rights discussed below, the difference in the stated value and the carrying value of the Series A, resulting from the allocation of the proceeds and the issuance costs, is being accreted through the earliest Put Date (as defined below) using the effective interest rate method. This accretion results in a higher effective dividend and is reflected in net loss applicable to common stockholders in the accompanying condensed consolidated statement of operations.

The rights of the Series A holders are as follows:
•	Voting Rights — the holders of Series A are entitled to vote on all matters and are entitled to 0.88 votes per common equivalent share to comply with certain NASDAQ Marketplace rules.

•	Dividend Rights — the Series A earns a dividend at the rate of 2% per annum payable in cash in arrears semi-annually in January and July. Included in accrued dividends in the accompanying condensed consolidated balance sheets as of September 30, 2005 and December 31, 2004 is approximately $49 and $102, respectively, related to the Series A dividends.

•	Conversion Rights — each share of Series A is convertible into ten shares of common stock at the option of the holder. On or after October 29, 2006, the Company can require the conversion of the Series A if the common stock has traded above $7.00 for 23 consecutive business days.

•	Redemption Rights — under the terms of the Series A, the Company is required to redeem, unless the holders of at least 66-2/3% of the Series A elect otherwise, all of the outstanding shares of Series A if a significant event, as defined, occurs or the Company breaches certain covenants. The redemption value is the original stated purchase price of $22.50 per share, plus accrued but unpaid dividends. A significant event is generally defined as a dissolution of the Company or the sale of the Company or substantially all of its assets. If the significant event or breach occurs prior to October 29, 2008, the face value plus all of the unpaid cash dividends through October 29, 2008 also become payable (approximately $11,036 at September 30, 2005). In addition, RAM has the option to require that the Company redeem all of the outstanding shares of Series A on either October 29, 2006, 2007 or 2008 (the Put Dates). The Company may delay such payment for up to one year, in which case the dividend rate would increase to 10% per annum.

In connection with the issuance of the Series A, the Company is required to maintain certain covenants. The most significant of these covenants restricts the Company from: (i) incurring indebtedness in excess of $9,000; (ii) paying dividends on its common stock; and (iii) redeeming most of its equity securities. Management believes that the Company was in compliance with these covenants as of September 30, 2005.

In June 2005, the Company entered in to a merger agreement with Clinical Data whereby, among other things, Genaissance series A preferred stock would convert into a new class of Clinical Data preferred stock. See Note 2 for further discussion of the merger with Clinical Data and Note 17 for subsequent events.

In June 2004, RAM agreed not to convert its Series A if such conversion would cause RAM, together with RAM’s affiliates, to beneficially own in excess of 9.99% of the Company’s common stock.

(14)	COMPREHENSIVE INCOME (LOSS)

The Company reports comprehensive income (loss) in accordance with SFAS No. 130, Reporting Comprehensive Income, which establishes standards for reporting and the display of comprehensive income (loss) and its components in a full set of general purpose financial statements. The objective of the statement is to report a measure of all changes in equity of an enterprise that result from transactions and other economic events during the period, other than transactions with owners. The Company’s other comprehensive income (loss) arises from net unrealized gains (losses) on marketable securities and foreign currency translation gains (losses).

A summary of total comprehensive loss is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Net loss attributable to common stockholders	$(4,222)	$(6,027)	$(11,763)	$(18,613)
Other comprehensive loss	(57)	(9)	(132)	(20)

Total comprehensive loss	$(4,279)	$(6,036)	$(11,895)	$(18,633)

(15)	INCOME TAXES

The State of Connecticut (the State) allows companies conducting business in the State to receive cash refunds from the State at a rate of 65% of their qualifying research and development tax credit, as defined, in exchange for foregoing the carryforward of the research and development tax credit. In the nine months ended September 30, 2005 and 2004, the Company recorded an estimated benefit of approximately $79 and $175, respectively, related to the State exchange program, which is offset by foreign and state tax expense.

Included in deferred tax liabilities in the accompanying condensed consolidated balance sheets are federal and state deferred tax liabilities of approximately $1,236 and $91, respectively, which were established as a result of the purchase price allocation for the tax effects of temporary differences in amortization of intangible assets acquired in the Lark acquisition.

(16)	COMMITMENTS AND CONTINGENCIES

In the ordinary course of its business, the Company enters into agreements with third parties that include indemnification provisions, which, in the Company’s judgment, are normal and customary for companies in its industry sector. These agreements are typically with business partners and suppliers. Pursuant to these agreements, the Company generally agrees to indemnify, hold harmless and reimburse the indemnified parties for losses suffered or incurred by the indemnified parties with respect to the Company’s products or product candidates, use of such products or other actions taken or omitted by the Company. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited. Since the date of its incorporation, the Company has not incurred any costs to defend lawsuits or settle claims related to these indemnification provisions. As a result, the current estimated fair value of liabilities relating to these provisions is minimal. Accordingly, the Company has not recorded a liability for these provisions.

The Company periodically enters into agreements with third parties to obtain exclusive or non-exclusive licenses for certain technologies. The terms of certain of these agreements require the Company, among other items, to demonstrate the ability to fund certain research and development activities, pay future royalty payments and pay certain milestone payments based on product sales or sublicense income generated from applicable technologies, if any. The timing of such events and the amount of such payments will depend upon successful commercialization of applicable technologies, if any.

Under the terms of the license, development and cooperation agreement the Company signed with Merck in September 2004, the Company agreed to pay milestone payments upon the achievement of specified development, regulatory and sales milestones and royalties on all future product sales and a share of all sub-licensing income from any third party on the commercialization of vilazodone. To date the Company has not made any milestone or royalty payments to Merck. Under the terms of the agreement, the Company paid the initial license fee and will pay milestone payments, until the first commercial sale of vilazodone, through the issuance of its common stock. If Merck and its affiliates’ aggregate ownership of the Company’s common stock would exceed 19.9% of the number of shares of the Company’s common stock then outstanding, or if the average closing price of the common stock at the time of the respective payment date is below $2.25 per share, the Company will pay milestone payments to Merck in cash. Under the agreement, the Company was required to demonstrate that by no later than July 22, 2005, it has at least $8,000 in financing or has shown the capacity to fund such levels of research and development activities in 2005 relating to vilazodone. If the Company was unable to meet this requirement, Merck could terminate the agreement and reacquire rights to the compound. The Company believes that the proposed merger transaction with Clinical Data (see Note 2) fulfilled the requirements of the July 22, 2005 deadline.

(17)	SUBSEQUENT EVENTS

Subsequent Events

Subsequent to September 30, 2005, the following events occurred:
•	On October 6, 2005, the Company closed on its merger agreement with Clinical Data, Inc. As a result, Clinical Data acquired all of the outstanding shares of the Company in exchange for 484 shares of a newly designated voting, convertible Series A Preferred Stock and 2,362 shares of Clinical Data’s common stock. Reference is made herein to Clinical Data, Inc.’s Form 10Q for the quarterly period ended December 31, 2005. Reference is made to the joint proxy statement/prospectus, which forms a part of the Registration Statement on Form S-4 filed by Clinical Data on August 5, 2005, for a full description of the background, reasons for and terms of the proposed merger with Clinical Data.

•	In December 2005, Clinical Data paid in full $4.5 million in notes payable held by three funds affiliated with XMark.

•	During the quarter ending December 31, 2005, Clinical Data’s management determined that the investment in affiliate was impaired, and as a result recorded an impairment charge of approximately $593,000.

•	Further reference should be made to Clinical Data, Inc.’s unaudited Quarterly Report on Form 10-Q (File No. 0-12716).
Pro Forma Summary Operating Information

The following unaudited pro forma summary operating information presents the combined results of operations of Clinical Data and the Company as if the acquisition had occurred on April 1 (based on the March fiscal year-end of Clinical Data). This unaudited pro forma financial information may not be representative or be indicative of what would have occurred had the acquisition been made on April 1, 2005 and 2004, or results which may occur in the future:

	For the three months ended:		For the six months ended:
	September 30,		September 30,
	2005	2004	2005	2004
Revenues	$18,423	$18,650	$36,226	$40,344
Net loss from continuing operations	(4,564)	(6,323)	(49,023)	(53,059)
Net loss per basic share	$(0.69)	$(0.95)	$(7.33)	$(8.07)
Net loss per diluted share	$(0.69)	$(0.95)	$(7.33)	$(8.07)